EX-99.23.j


                         CONSENT OF INDEPENDENT AUDITORS


     As independent public accountants, we hereby consent to the reference to our firm under the heading "Accountants" in the Statement of Additional Information for CCMI North Carolina Tax-Exempt Bond Fund (the "Fund") included in this Post-Effective Amendment No. 21 to CCMI Funds' Registration Statement on Form N-1A (file No. 33-45753).




/s/


McCurdy & Associates CPA's, Inc.
Westlake, Ohio


October 17, 2003